UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18851 N.E. 29th Ave., Suite 700
Aventura, Florida 33180
 (Address of principal executive offices zip code)

 (Former name or former address, if changed since last report)

(305) 560-5355
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On December 28, 2015, Orbital Tracking Corp. (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with accredited investors relating to the issuance and sale of $550,000 of shares of Series F convertible preferred stock (the “Series F Preferred Stock”) at a purchase price of $0.50 per share.  Also on December 28, 2015, the Company entered into separate note purchase agreements (the “Note Purchase Agreement”) with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes (the “Notes”) for an aggregate purchase price of $550,000.

The terms of the shares of Series F Preferred Stock (the “Preferred F Shares”) are set forth in the Certificate of Designation of  Series F Convertible Preferred Stock (the “Series F COD”) filed with the Secretary of State of the State of Nevada.  The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares.    Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation.  Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

The Notes mature on December 28, 2017.  The Company must repay 1/24th of the principal of the Notes each month commencing January 18, 2016.  The Notes do not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law.  The Notes are convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes.  Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of one year from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Notes with a conversion price equal to the lower price issuance.

Pursuant to the Subscription Agreement and Note Purchase Agreement the Company agreed to use its reasonable best efforts to effectuate the increase of its authorized shares of common stock from 200,000,000 shares of common stock to 750,000,000 shares of common stock on or prior to January 31, 2016.   $350,000 of the proceeds from the sale of Preferred F Shares and the Notes are intended to be utilized for public relations and  expenses associated with publications, reports and communications with shareholders and others concerning the company's business.  The Subscription Agreement provides the purchasers of the Preferred F Shares with a 100% right of participation in all future securities offerings of the Company, subject to customary exceptions.

The Company entered into a letter agreement (the “Placement Agent Agreement”) with Chardan Capital Markets LLC (the “Placement Agent”), dated December 21, 2015, pursuant to which the Placement Agent agreed to serve as the non-exclusive placement agent for the Company in connection with any private placement from December 21, 2015 through January 15, 2015.  The Company agreed to pay the Placement Agent a cash fee of $50,000 and issue the Placement Agent 250,000 shares of common stock (the “Placement Agent Shares”) following the issuance of at least $900,000 of securities prior to the expiration of the term of the Placement Agent Agreement.

The Subscription Agreement, Note Purchase Agreement and Placement Agent Agreement also contain other customary representations, warranties and agreements by the Company and the other parties thereto. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

In September 2015, the Company entered into lock-up agreements (“Lock-Up Agreements”) with shareholders of an aggregate of 8,947,222 shares of common stock pursuant to which they agreed to refrain from selling the shares until June 1, 2016 subject to certain exceptions.

The foregoing descriptions of the Subscription Agreement, the Series F Preferred Stock, the Note Purchase Agreement, the Notes, the Placement Agent Agreement and the Lock-Up Agreement are not complete and are qualified in their entireties by reference to the full text of the form of Subscription Agreement, the Series F COD, the form of Note Purchase Agreement, the form of Note, the Placement Agent Agreement and the Lock-Up Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and 10.6, respectively, to this report and are incorporated by reference herein.

 Item 3.02       Unregistered Sales of Equity Securities.

On December 28, 2015, the Company issued the Preferred F Shares, the Notes and the Placement Agent Shares. The details of these issuances are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

Also on December 28, 2015, the Company issued options to purchase up to 700,000 shares of common stock.  The details of these issuances are described in Item 5.02, which is incorporated by reference, in its entirety, into this Item 3.02.

The Preferred F Shares, the Notes, the Placement Agent Shares and the options have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015 the Company and Theresa Carlise, its Chief Financial Officer, entered into Amendment No. 1 (the “Amendment”) to the employment agreement by and between the Company and Ms. Carlise dated June 9, 2015 (the “Original Agreement”).  Pursuant to the Amendment, which is effective December 1, 2015, the term of Ms. Carlise’s employment was extended to December 1, 2016 from June 9, 2016, her annual salary was increased to $140,000 from $72,000 and she agreed to devote substantially all of her business time exclusively to the Company.  The term of the Original Agreement, as amended by the Amendment, shall automatically extend for additional terms of one year each, unless either party gives prior written notice of non-renewal to the other party no later than 60 days prior to the expiration of the initial term or the then current renewal term, as applicable.

 Also on December 28, 2015, the Company issued Ms. Carlise options to purchase up to 500,000 shares of common stock and issued Hector Delgado, a director of the Company, options to purchase up to 200,000 shares of common stock.  The options were issued outside of the Company’s 2014 Equity Incentive Plan (the “Plan”) and are not governed by the Plan.  The options have an exercise price of $0.05 per share, vest immediately, and have a tern of ten years.  The foregoing descriptions of the Amendment and the options are not complete and are qualified in their entireties by reference to the full text of the Amendment and the form of Option Agreement, copies of which are filed as Exhibit 10.7 and 10.8, respectively, to this report and are incorporated by reference herein.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2015, the Company filed the Series F COD with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement
10.2	Certificate of Designation of Series F Convertible Preferred Stock
10.3	Form of Note Purchase Agreement
10.4	Form of Note
10.5	Placement Agent Agreement by and between the Company and Chardan Capital Markets LLC
10.6	Form of Lock-Up Agreement
10.7	Amendment No. 1 to Employment Agreement by and between the Company and Theresa Carlise
10.8	Form of Option Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2015
ORBITAL TRACKING CORP. By: /s/ David Phipps Name: David Phipps Title: Chief Executive Officer